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                                                               Exhibit 20.4


  ANNUAL AGGREGATE CERTIFICATEHOLDERS STATEMENT
  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 2001-1
  COVERING THE PERIOD BEGINNING JUNE 15, 2001 (DATE OF CLOSING) AND ENDING DECEMBER 31, 2001


1. Investor Interest as of December 31, 2001
                    Class A                                   $   450,000,000.00
                    Class B                                        20,000,000.00
                    Colateral Interest Holder                      30,000,000.00
                    Total Investor Interest                   $   500,000,000.00

2. 3- Month LIBOR as per reset dates:
                    June 13, 2002                                    3.89000%
                    September 13, 2001                               3.15000%
                    December 13, 2001                                1.87000%


3. Determination of Certificate Rates:
  a) Class A: 3-Month LIBOR plus 18 basis points
  b) Class B: 3-Month LIBOR plus 44 basis points
  c) Class C: As per Loan Agreement

4. Servicing Fee Rate                                                 0.50000%

5. Receivable Balances as of December 31, 2001
                    Aggregate Receivables                     $ 1,061,971,857.68
                    Finance Charge Receivables                     16,951,795.76
                    Principal Receivables                     $ 1,045,020,061.92

6. Annual Servicers' Fee                                      $     1,458,333.33

7. Aggregate Investor Default Amount                          $       753,986.09

8. Floating Investor Interest as of December 31,  2001                47.84597%

9. Transferor Interest as of December 31,  2001               $   545,020,061.92

10. 2001 Aggregate Collections
     (a)  Principal Receivables                               $ 1,305,738,399.11
     (b)  Finance Charge Receivables (inc. net recoveries,         42,407,165.23
     (c)  Principal and Finance Charge Receivables            $ 1,348,145,564.34
     (d)  Late Charges                                              5,300,441.33
     (e)  Total Collections                                   $ 1,353,446,005.67

11. Delinquencies as of December 31, 2001
     (a) 30 days delinquent                                   $     4,070,570.59
     (b) 60 days delinquent                                         2,307,414.90
     (c) 90 days delinquent                                         2,317,544.48
     (d) 120 + days delinquent                                      3,696,999.28
     (e) Total 30 + days delinquent                           $    12,392,529.25

12. 2001 Aggregate Default Amount                             $     1,575,861.18

13. AFCO is Servicer?                                            Yes

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14. 2001 Aggregate Allocation and Application of Collections:
  (a) Class A Available Funds                                 $    20,543,551.01
  (b) Class A Optimal Interest                                      9,313,250.00
  (c) Class A Monthly Interest                                      9,313,250.00
  (d) Class A Deficiency Amount                                               -
  (e) Class A Additional Interest                                             -
  (f) Class A Servicing Fee                                         1,312,500.00
  (g) Unpaid Class A Servicing from prior periods                           -
  (h) Class A Investor Default Amount                                 678,587.48
  (i) Class A contribution to Excess Spread                         9,239,213.53

  (j) Class B Available Funds                                 $       913,046.71
  (k) Class B Optimal Interest                                        444,833.33
  (l) Class B Monthly Interest                                        444,833.33
  (m) Class B Deficiency Amount                                               -
  (n) Class B Additional Interest                                             -
  (o) Class B Servicing Fee                                            58,333.33
  (p) Unpaid Class B Servicing from prior periods                             -
  (q) Class B contribution to Excess Spread                           409,880.05

  (r) Collateral Available Funds                              $     1,369,570.07
  (s) Collateral Servicing Fee (if NOT AFCO)                                  -
  (t) Collateral Interest contribution to Excess Spread             1,369,570.07

  (u) Total Excess Spread                                     $    11,018,663.65
  (v) Class A Required Amount                                                 -
  (w) Unreimbursed Class A Investor Charge-Offs                               -
  (x) Class B Required Amount                                          30,159.44
       (includes Class B Investor Default Amount)
  (y) Unreimbursed Class B Investor Charge-Offs                               -
  (z) Collateral Monthly Interest                                     699,335.34
  (aa) Coll. Int. Svcg Fee (if AFCO)                                   87,500.00
  (ab) Collateral Interest Default Amount                              45,239.17
  (ac) Unreimbursed Collateral Interest Charge-Offs                           -
  (ad) Reserve Account Funding Date       month                               24
  (ae) Reserve Fund Cap                                                    0.50%
  (af) Required Reserve Account Amount                        $               -
  (ag) Reserve Account Balance                                $               -
  (ah) Payable under the Loan Agreement                       $               -
  (ai) Class A Shortfall Amount                               $               -
  (aj) Class B Shortfall Amount                               $               -


                                    AFCO CREDIT CORPORATION, as Servicer

                                    By /s/ C. Leonard O'Connell
                                       ---------------------------------------
                                       Name:  C. Leonard O'Connell
Dated: March 15, 2002                  Title: Senior Vice President & Chief
                                              Financial Officer